EXHIBIT 10.6

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) made this 9th day of February, 2009 (the “Effective Date”), by and between MEDIS TECHNOLOGIES LTD., a Delaware corporation, having a principal place of business at 805 Third Avenue, New York, New York  10022 (the “Company”) and HOWARD WEINGROW, an individual residing at 51 Wheatley Road, Old Westbury, New York  11568 (the “Consultant”).

WHEREAS, the Company and the Consultant are parties to that certain Consultancy Agreement, dated as of January 2, 2000 (the “Underlying Agreement”); and

WHEREAS, the Company desires to continue to engage Consultant to render certain consulting services in furtherance of the business of the Company (the “Business”) and Consultant desires to continue to perform such services; and

WHEREAS, it is deemed to be to the mutual advantage of the Company and the Consultant to terminate the Underlying Agreement and to enter into a consulting relationship pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Company and the Consultant are simultaneously entering into that certain Severance Agreement, dated as of the date hereof (the “Severance Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereof agree as follows:

1. Relationship Between the Parties.

Consultant is hereby retained by the Company only for the purpose and to the extent set forth in this Agreement, and Consultant’s relation to the Company and its subsidiaries and affiliates shall, during the Term (as hereinafter defined), be that of an independent contractor.  It is expressly acknowledged and agreed by the parties that nothing contained in this Agreement shall be construed to create an employer/employee relationship. Consultant shall not be considered, under the provisions of this Agreement, or otherwise, as having an employee status or as being entitled to participate in any plans, arrangements or distributions by the Company or its affiliates pertaining to or in connection with any pension, stock, option, bonus, profit sharing or similar benefits for their regular employees.  Consultant shall be liable and responsible for the payment of all required federal, state and local withholding and employment taxes.  Consultant shall not be covered for any state unemployment insurance for the Services (as hereinafter defined) performed under this Agreement.

2. Term.

The initial term of this Agreement shall be for a six (6) month period commencing on the Effective Date (the “Initial Term”).  The Initial Term may be renewed upon the prior written consent of the parties hereto at least thirty (30) days prior to the expiration of the Initial Term, subject to any additional terms and conditions as may be agreed upon the by the parties hereto (the “Renewal Term” and together with the Initial Term, the “Term”).

3. Duties.

(a) Duties of Consultant.

(i)  Consultant shall render financial and treasury related services as they relate to the Business (the services set forth in this paragraph are hereinafter collectively referred to as the “Services”).

(ii) Consultant shall devote such time and effort to the Company as may be reasonably required to render the Services.  All Services rendered by Consultant hereunder shall be conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations and standards.

(iii) Consultant may work any hours he chooses and may, but is not required to, work out of the Company offices.

(iv) Consultant shall not sign the name of the Company to any contract or agreement or bind the Company in any respect (whether by a written contact or a verbal agreement), it being the express understanding that Consultant shall have no authority to do so.

4. Compensation.

In consideration of the Services to be rendered by Consultant during the Term, the Company shall pay Consultant a monthly fee equal to Sixteen Thousand Six Hundred Sixty Seven Dollars ($16,667), or a pro rata portion thereof in respect of any partial month during the Term (the “Monthly Fee”).  The Monthly Fee shall be payable in accordance with the Company’s customary payroll practices.  The Consultant is not entitled to and shall not receive any other form of remuneration in payment for the Services rendered pursuant to this Agreement, except as expressly provided in the Severance Agreement.

5. Reimbursement of Expenses.

During the Term, the Company shall reimburse Consultant for ordinary and necessary business and travel expenses reasonably incurred in the performance of the Services which have been approved in advance by the Company.  Consultant shall submit all necessary documentation substantiating such expenses as may be required by the Company.

6. Confidential Information.

(a) In his performance of the Services hereunder or otherwise, Consultant may come into contact with, become aware of or develop information, data and/or communications of a commercially sensitive, proprietary nature which, if disclosed, could have an adverse effect on the Company’s assets, liabilities, revenues, costs, profits, standing in the community, its business reputation, operations or competitive position or the assets, liabilities, revenues, costs, profits, standing, business reputation, operations or competitive position of any of the Company’s subsidiaries or affiliates (“Confidential Information”).

(b) As used herein, Confidential Information includes, but is not limited to, financial data; customer, vendor or shareholder or member lists or data; business or marketing plans; projects or competitive strategies; technical or strategic information about the Business or strategies to market or distribute its services or products; information relating to any Company product or service; technique development plans; training plans and strategies; economic or commercially sensitive information, policies, practices, procedures or techniques; trade secrets; merchandising or sales strategies or plans; educational strategies; terms of agreements with third parties and third party trade secrets; information about the Company’s and its affiliates’ and subsidiaries’  employees, compensation or other human resources policies, plans and procedures, or any other nonpublic material or information relating to the Company’s or its subsidiaries’ and affiliates’ business activities, communications, ventures, operations, products, services or strategies.

(c) Consultant hereby acknowledges that the Confidential Information is not readily available to the public and accordingly, Consultant shall not disclose to anyone, other than in connection with the provision of the Services hereunder, any Confidential Information, or utilize such Confidential Information for his own benefit, or the benefit of any third parties, during the Term or at any time thereafter.  Consultant agrees that all Confidential Information is, and shall remain, the property of the Company and its subsidiaries and affiliates and that he does not have, nor will have in the future, a proprietary interest therein.  Consultant further agrees to protect the Confidential Information of the Company and that of its subsidiaries and affiliates now and into the future and not to use, disclose or access such Confidential Information except in connection with the provision of the Services.  Consultant shall immediately notify the Company in the event he becomes aware of or discovers any unauthorized disclosure of Confidential Information and shall use his best efforts to regain possession of such Confidential Information and to prevent any further unauthorized disclosure.

(d) The term “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant, (ii) was or becomes available to the Consultant on a non-confidential basis from a source other than the Company or its representatives,  (iii) is independently developed by the Consultant without violating his obligations hereunder, or (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other government body.

7. No License or Rights.  Consultant hereby acknowledges and confirms that by virtue of this Agreement he obtains no license or right to any copyright, trademark, trade name, patent or similar intangible or intellectual property rights owned or licensed by the Company, its affiliates or subsidiaries, or by any of their respective customers or clients, and he shall make no use whatsoever (including in publicity for himself) of any of them without the Company’s prior written consent.

8. Agreement to Return Property.  Upon any termination or expiration of the Term, for any reason whatsoever, or upon the Company’s request at anytime, Consultant agrees that he will immediately return to the Company all Confidential Information (or copies thereof), documents, records and other materials in any medium, which relate in any way to the Company or any of its affiliates, subsidiaries, customers or clients, including notebooks, correspondence, memos, computer files and databases, graphics and formulas, whether prepared by Consultant or by others, whether copies or originals.

9. Remedy.  Inasmuch as a breach by Consultant of or his failure to comply with the provisions of Sections 6, 8 or 10 will cause serious and substantial damage to the Company and/or the Company’s subsidiaries or affiliates, the Company shall be entitled to an injunction against the Consultant restraining him from any such breach or failure.  All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity.  In addition to the remedies provided for herein, the Company shall be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants and agreements set forth in Sections 6, 8, and 10 and this Section 9.  Resort to any remedy provided for herein or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies or preclude the recovery by the Company of monetary damages and other compensation.

10. Non-Disparagement.  During the Term of this Agreement and at all times thereafter, the parties hereto shall not defame, disparage, make negative statements about or act in any manner that is intended to or does damage to the goodwill or reputation of the other (or in the case of the Company, any of its subsidiaries or affiliates or its or their respective customers or clients).

11. Resignation.  Concurrently with the execution and delivery of this Agreement, Consultant hereby acknowledges and agrees that he hereby resigns, effective immediately, from any and all positions held with the Company, including as an employee, officer and director of the Company.

12. Underlying Agreement.  The parties hereto acknowledge that (i) this Agreement is intended to supersede and therefore, terminate the Underlying Agreement, (ii) that, as of the date hereof, the Underlying Agreement and any and all amendments or addenda thereto shall be of no further force or effect, including any and all provisions therein intended to survive the termination of such agreement and (iii) that neither the Company nor Consultant have any further obligations pursuant to the Underlying Agreement and any and all amendments or addenda thereto.

13. Notices.  Any notice that, under the terms of this Agreement or under any statute, must be or may be given by the parties hereto shall be in writing and shall be given by personal delivery, telecopy, mailing the same by certified or registered mail, return receipt requested, postage-prepaid, addressed or by reputable overnight courier to the parties at their respective addresses set forth above.  Either party may designate, by notice in writing to the other, a new or other address to which notices shall thereafter be given.  Any notice, request or other communication required or permitted hereunder shall be deemed to have been duly given (a) when received, if personally delivered, (b) within five (5) days after being deposited with the United States Postal Service, if sent by registered or certified mail, return receipt requested and postage prepaid, (c) twelve (12) hours after being sent by telecopy, with confirmed answer back or (d) within two (2) business days  after being deposited with an established overnight courier for priority delivery.

14. Amendments. This Agreement may be amended only by a writing executed by each of the parties hereto.

15. Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior contracts,

agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties.

16. Severability; Waiver.

(a) The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.

(b) Except as otherwise provided herein, either party hereto may waive in writing compliance by the other party hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except such as may be imposed by law).  Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not constitute or be construed as a continuing waiver of such provision or a waiver of any other violation of, breach of or default under any other provision of this Agreement.

17. Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto, but no rights, obligations or liabilities hereunder shall be assignable by either party without the prior written consent of the other party.  Notwithstanding the foregoing, the Company may assign its rights and obligations under this Agreement to an affiliate or subsidiary and cause such affiliate or subsidiary to perform the obligations of the Company under this Agreement; provided, however, that no such assignment shall otherwise vary or diminish any of the Company’s rights or obligations under this Agreement.

18. Survival.  The provisions of Sections 6 through 22 will survive the termination of this Agreement.

19. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

20. Jurisdiction.  Except as otherwise set forth in this Agreement, any action, suit or proceeding seeking to interpret or enforce any provision of, or based on, arising out of, or in any way related to, any right, obligation or matter set forth in this Agreement may be brought in the courts located in New York County, New York, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action, suit or proceeding and waives any objection to jurisdiction and venue laid therein.  Process in any action, suit or proceeding referred to in this preceding sentence may be served on any party anywhere in the world.  The parties agree that either party may seek enforcement of the judgment so rendered by such court in any court having jurisdiction thereof.

21. Representations and Warranties.

(a) This Agreement has been duly executed and delivered by each of the Company and the Consultant and constitutes the valid and binding agreement of each of the Company and the Consultant, enforceable against each such party in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

(b) The Company hereby represents and warrants that the any actions taken or not taken by Consultant during such time Consultant was an officer or director of the Company shall continue to be subject to coverage provided pursuant to the terms and conditions of the Company’s Directors and Officers liability insurance policy.

22. Headings.  The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

23. Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed an original and all of which taken together shall constitute one and the same agreement.

24. Gender and Number.  The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the other or others whenever the context so indicates.

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed upon the day and date first above written.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Name: Jose Mejia
Title: President and CEO

/s/ Howard Weingrow
HOWARD WEINGROW